Exhibit 99.1

Travelzoo Inc. 590 Madison Avenue 37th Floor New York, NY 10022 Investor Relations Contact: Glen Ceremony Chief Financial Officer Travelzoo Inc. +1 (212) 484-4998 ir@travelzoo.com

FOR IMMEDIATE RELEASE
Travelzoo Adds Two Members to
its Board of Directors

NEW YORK, August 26, 2015 - Travelzoo (NASDAQ: TZOO), a global Internet media company, expands the international and product development experience of its board with the appointment of two new independent directors. Ms. Caroline Tsay, vice president & general manager of the HP Software Online Business and Ms. Beatrice Tarka, founder and chief executive office of Mobissimo joined Travelzoo's board of directors effective August 25, 2015.
Caroline Tsay has served as vice president & general manager of the HP Software Online Business at Hewlett-Packard Company since March 2013. From April 2007 to March 2013, Ms. Tsay held several product leadership positions across the consumer search, e-commerce, and advertising businesses at Yahoo! Inc. Since December 2014, Ms. Tsay has served as a director for Rosetta Stone Inc (NYSE: RST). Ms. Tsay holds a bachelor’s degree in Computer Science from Stanford University and a master’s degree in Management Science and Engineering from Stanford University. She speaks English and Mandarin.
Beatrice Tarka has served as the chief executive officer of Mobissimo, Inc. since she founded the company in September 2000. Mobissimo, Inc. is a travel search engine that allows users to compare prices of airline tickets, hotel rooms, and rental cars. From January 1996 to June 2000, Ms. Tarka served as the chief executive officer of Axall Media SARL, a company which she co-founded. Axall Media SARL is a game and entertainment software developer and publisher. Ms. Tarka holds a bachelor’s degree in International Affairs from American University of Paris and holds a master’s degree in Business Administration from Boston University. She speaks English, French, Italian and Polish.

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"Ms. Tsay and Ms. Tarka bring more than 20 years of experience in product development, strategic partnerships and international business to Travelzoo,” said Holger Bartel, executive chairman. “We look forward to working with them as we grow Travelzoo as a global brand.”

About Travelzoo
Travelzoo Inc. is a global Internet media company. With more than 27 million members in North America, Europe, and Asia Pacific and 26 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies. Travelzoo’s deal experts review offers to find the best deals and confirm their true value.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.
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